UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. [ ])

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

PAX WORLD FUNDS SERIES TRUST I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

April 25, 2016

Dear Pax Growth Fund Shareholder,

I am writing to ask for your vote to approve naming a new sub-adviser, Aperio Group, LLC (“Aperio”) to assist in the management of the Pax Growth Fund. Upon approval of the new sub-adviser, the Fund will be re-named the Pax ESG Beta Quality Fund and will be modifying its investment management strategy to follow a strategic beta strategy that weights stocks based on their environmental, social and governance (“ESG”) ratings plus certain “quality” factors including profitability, consistency of earnings and risk (i.e., the historic volatility of a security relative to the overall market). Aperio is a leading practitioner of factor-based or smart beta investing with approximately $13.5 billion in assets under management, $2.5 billion of which are in smart (or strategic) beta strategies, which are strategies wherein a portfolio of securities is overweighted or tilted toward certain factors (e.g., quality, low volatility, momentum) in an effort to mitigate risk and/or deliver above-market returns.

The Pax ESG Beta Quality Fund will employ a multi-factor strategy with core-like characteristics, modest tracking error to the Russell 1000 Index1 and a focus on quality, along with valuation. In essence, this strategy could be summarized as systematically building an integrated portfolio of higher quality companies (using both financial and ESG metrics) that in aggregate are attractively priced (value factors). Specifically, the strategy will be focused on stocks that Pax World Management LLC believes have stronger ESG profiles, higher profitability, higher earnings quality, lower risk (i.e., the historic volatility of a security relative to the overall market), and lower valuations.

Like the existing Pax Growth Fund, the new Pax ESG Beta Quality Fund will invest primarily in large cap domestic companies which meet certain ESG standards. However, as described above, the new Fund will employ a strategic beta approach rather than the actively-managed approach currently used by the Fund.

Should the new sub-advisory arrangement be approved, and upon changing the Fund’s strategy from active management to strategic beta, the Fund’s advisory fees, and therefore the expenses borne by Fund shareholders will be lowered by approximately 34 basis points, from the current total expense ratio of 1.24% for Individual /0.99% for Institutional Class shares (based on expenses for 2015), to 0.90% Individual/0.65% Institutional class shares.

More information is contained in the enclosed Proxy Statement. Please read it carefully.

We are enthusiastic about the prospects of working with Aperio to manage the new Pax ESG Beta Quality Fund and believe these changes will benefit shareholders. Although we would like very much to have each shareholder attend the meeting, we realize this may not be possible. Whether or not you plan to be present, however, we need your vote. We urge you to review the enclosed materials thoroughly. Once you’ve determined how you would like your interests to be represented, please promptly complete, sign, date and return the enclosed proxy card(s), vote by telephone or record your voting instructions on the Internet. A postage-paid envelope is enclosed for mailing, and telephone and Internet voting instructions are listed at the top of your proxy card(s).

We appreciate your investment in the Pax World Funds, and look forward to talking with you further about the new Pax ESG Beta Quality Fund once it commences operations.

Sincerely yours,

Joseph F. Keefe
Chief Executive Officer

[1]
Russell 1000 Growth Index measures the performance of the large-cap growth segment of the U.S. equity universe. It includes those companies in the Russell 1000 Index with higher price-to-book ratios and higher forecasted growth values. The Russell 1000 Index measures the performance of the 1,000 largest companies, as measured by market capitalization. One cannot invest directly in any index.

An investment in the funds involves risk, including loss of principal. You should consider Pax World Funds’ investment objectives, risks, and charges and expenses carefully before investing. For this and other important information, please obtain a fund prospectus by calling 800.767.1729 or visiting www.paxworld.com. Please read it carefully before investing.

Investing involves risk, including the loss of principal.

Distributed by ALPS Distributors, Inc. ALPS Distributors is not affiliated with Aperio Group, LLC.

PAX006114 (4/17)

April 26, 2016

Re: Your clients invested in the Pax Growth Fund

Dear Advisor,

I am writing to let you know about a shareholder proposal that has been sent to shareholders of the Pax Growth Fund (PXWGX) asking them to approve naming a new sub-adviser, Aperio Group, LLC (“Aperio”) to assist in the management of the Fund. Upon approval of the new sub-adviser, the Fund will be re-named the Pax ESG Beta Quality Fund and will be modifying its investment management strategy to follow a strategic beta strategy that weights stocks based on their ESG ratings plus certain “quality” factors including profitability, consistency of earnings and risk (i.e., the historic volatility of a security relative to the overall market).

Aperio is a leading practitioner of factor-based or smart beta investing with approximately $13.5 billion in assets under management, $2.5 billion of which are in smart (or strategic) beta strategies, which are strategies wherein a portfolio of securities is overweighted or tilted toward certain factors (e.g., quality, low volatility, momentum) in an effort to mitigate risk and/or deliver above-market returns.

The Pax ESG Beta Quality Fund will employ a multi-factor strategy with core-like characteristics, modest tracking error to the Russell 1000 Index1 and a focus on quality, along with valuation. In essence, this strategy could be summarized as systematically building an integrated portfolio of higher quality companies (using both financial and ESG metrics) that in aggregate are attractively priced (value factors).  Specifically, the strategy will be focused on stocks that Pax World Management LLC believes have stronger ESG profiles, higher profitability, higher earnings quality, lower risk (i.e., the historic volatility of a security relative to the overall market), and lower valuations.

Shareholders of the Growth Fund are being asked to approve the sub-advisory agreement with Aperio at a special meeting of shareholders to be held on June 15, 2016; proxy statements were mailed to current shareholders on or around April 30, 2016.

Like the existing Pax Growth Fund, the new Pax ESG Beta Quality Fund will invest primarily in large cap domestic companies which meet certain ESG standards.  However, as described above, the new Fund will employ a strategic beta approach rather than the actively-managed approach currently used by the Fund.

Should the new sub-advisory arrangement be approved, and upon changing the Fund’s strategy from active management to strategic beta, the Fund’s advisory fees, and therefore the expenses borne by Fund shareholders will be lowered by approximately 34 basis points, from the current total expense ratio of 1.24% for Individual /0.99% for Institutional Class shares (based on expenses for 2015), to 0.90% Individual/0.65% Institutional class shares.

More information is contained in the Proxy Statement, which is available online at www.paxworld.com/growthproxy. We would be glad to provide you with a copy of the document upon request.

We are enthusiastic about the prospects of working with Aperio to manage the new Pax ESG Beta Quality Fund and believe these changes will benefit shareholders.  If you or your clients have questions about the proposed changes, please do not hesitate to contact Pax World at 1-800-767-1729.

We appreciate your interest in the Pax World Funds, and look forward to talking with you further about the new Pax ESG Beta Quality Fund once it commences operations.

Sincerely yours,

Joseph F. Keefe
Chief Executive Officer

[1]
Russell 1000 Growth Index measures the performance of the large-cap growth segment of the U.S. equity universe. It includes those companies in the Russell 1000 Index with higher price-to-book ratios and higher forecasted growth values. The Russell 1000 Index measures the performance of the 1,000 largest companies, as measured by market capitalization. One cannot invest directly in any index.

An investment in the funds involves risk, including loss of principal. You should consider Pax World Funds’ investment objectives, risks, and charges and expenses carefully before investing. For this and other important information, please obtain a fund prospectus by calling 800.767.1729 or visiting www.paxworld.com. Please read it carefully before investing.

Investing involves risk, including the loss of principal.

Distributed by ALPS Distributors, Inc. ALPS Distributors is not affiliated with Aperio Group, LLC.

For institutional use only.	PAX006115 (4/17)